UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2020

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On January 15, 2020, Energy Focus, Inc. (the “Company”) reconvened its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) with respect to Proposal 3, the proposal to increase the number of authorized shares of Common Stock and Preferred Stock and to increase the number of shares of Series A Preferred Stock. On the record date for the Annual Meeting, there were 12,370,030 shares of Company common stock issued, outstanding and entitled to vote. A total of 7,414,099 shares of Company common stock, representing 59.94% of the shares of common stock outstanding, were represented at the reconvened Annual Meeting.

Set forth below are the shareholder votes on Proposal 3 at the Annual Meeting, as certified by the inspector of elections for the Annual Meeting. Proposal 3 is described in further detail in the Company’s revised Definitive Proxy Statement (DEFR14A) filed with the Securities and Exchange Commission on November 8, 2019.

Proposal 3: Vote to increase the number of authorized shares of Common Stock and Preferred Stock, and to increase the number of shares of Series A Preferred Stock:

For        Against        Abstain        Broker Non-Votes
6,357,512 963,219     93,368         0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2020

ENERGY FOCUS, INC.

	By:	/s/ Tod Nestor
	Name:	Tod Nestor
	Title:	President, Chief Financial Officer and Secretary